                                                                    Exhibit 23.2
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 14, 1996 included in the Definitive Proxy of MacGregor Sports and Fitness, Inc. dated July 5, 1996 and to all references to our Firm included in or made part of this Registration Statement.




                                               LUND KOEHLER COX & COMPANY, PLLP,




Minneapolis, Minnesota
September 5, 1996




                                Page 10 of 10